U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933



                              GLOBAL WATAIRE, INC.
             (Exact name of registrant as specified in its charter)

            Nevada                        3580                   36-4567500
  (State or jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

           5050 De Sorel, Suite 110, Montreal, Quebec, Canada H4P 1G5
                                 (514) 395-8780
          (Address of principal executive offices and telephone number)

                 EMPLOYEE STOCK INCENTIVE PLAN FOR THE YEAR 2004
  NON-EMPLOYEE DIRECTORS AND CONSULTANTS RETAINER STOCK PLAN FOR THE YEAR 2004
                            (Full title of the Plans)

  Sydney A. Harland, 5050 De Sorel, Suite 110, Montreal, Quebec, Canada H4P 1G5
                     (Name and address of agent for service)

                                 (514) 395-8780
          (Telephone number, including area code, of agent for service)

                         International Development Corp.
             534 Delaware Avenue, Suite 412, Buffalo, New York 14202
                        (Former name and former address)

                DEREGISTRATION OF 107,500 SHARES OF COMMON STOCK


     This Post-Effective Amendment No. 1 to the Registration Statement No. 333-121296 on Form S-8 filed on December 15, 2004 by International Development Corp. (now Global Wataire, Inc.) is filed to deregister 107,500 shares of the common stock of the registrant, after taking into account the one for 1,000 reverse split of the registrant's common stock which occurred on April 14, 2006.

     Accordingly, pursuant to this Post-Effective Amendment No. 1 to the Registration Statement No. 333-121296, the registrant hereby deregisters 107,500 shares of its common stock which were previously registered under the Registration Statement, but were never issued.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement No. 333-121296 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Quebec, Canada on May 2, 2006.

                                           GLOBAL WATAIRE, INC.



                                           By  /s/ Sydney A. Harland
                                             -----------------------------------
                                             Sydney A. Harland, President


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                           Title                     Date
          ---------                           -----                     ----

    /s/ Sydney A. Harland             President and Director         May 2, 2006
-----------------------------
      Sydney A. Harland


   /s/ Betty-Ann Harland                     Chairman                May 2, 2006
-----------------------------
     Betty-Ann Harland


     /s/ Edmund Gorman         Chief Financial Officer and Director  May 2, 2006
-----------------------------
       Edmund Gorman


    /s/ Max Weissengruber             Secretary and Director         May 2, 2006
-----------------------------
      Max Weissengruber


    /s/ Arthur N. Kelly                      Director                May 2, 2006
-----------------------------
      Arthur N. Kelly


    /s/ Richard Proulx                       Director                May 2, 2006
-----------------------------
      Richard Proulx



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